UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2017

DELMAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54801	99-0360497
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 720-999 West Broadway Vancouver, British Columbia, Canada	V5Z 1K5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 629-5989

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2017, the Board of Directors (the “Board”) of DelMar Pharmaceuticals, Inc. (the “Company”) determined it was in the best interest of the Company and its stockholders to bifurcate the offices of President and Chief Executive Officer of the Company to further strengthen the Company’s management team and governance structure. Effective November 3, 2017, the Board named Saiid Zarrabian, a current member of the Board, as Interim Chief Executive Officer for a one year term, commencing on November 3, 2017 (the “Term”). Jeffrey Bacha will retain his position as President of the Company and a member of the Board and will also serve as the Company’s Chief Operating Officer. In connection with Mr. Zarrabian’s appointment as Interim Chief Executive Officer, Mr. Zarrabian will continue to serve as a director of the Company but will no longer serve on the Board’s Audit Committee and Corporate Governance and Compensation Committee. Lynda Cranston will replace Mr. Zarrabian on the Company’s Audit Committee and John Bell will replace Mr. Zarrabian on the Company’s Corporate Governance and Compensation Committee. A copy of the press release announcing the appointment of Mr. Zarrabian is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with his appointment as Interim Chief Executive Officer, Mr. Zarrabian and the Company entered an agreement (the “Agreement”) pursuant to which he will receive an annualized payment of $280,000 (the “Annual Fee”) and will be eligible to receive a bonus targeted up to 30% of the Annual Fee which may be adjusted by the Board based on his individual performance and the Company’s performance as a whole, with such performance targets to be established by the Board. Upon execution of the Agreement, the Company paid Mr. Zarrabian an advance of $45,000 of the Annual Fee (the “Advance”). In addition, on November 3, 2017, Mr. Zarrabian received an option award to purchase 120,000 shares of the Company’s common stock, par value $0.001 per share (the “Option Award”). The options have an exercise price of $0.87 per share and vest in equal monthly installments over the course of 12 months.

In the event the Agreement is terminated by the Company in certain circumstances for cause, Mr. Zarrabian will be entitled to receive the portion of his then-accrued Annual Fee and any outstanding and unpaid expenses as set forth in the Agreement. In the event of any such termination for cause, Mr. Zarrabian agrees to repay any unearned portion of the Advance on a pro rata basis, based on the portion of the Term that remains outstanding at the time of termination. In the event the Agreement is terminated other than as a result of (i) Mr. Zarrabian’s voluntary resignation or (ii) for cause by the Company, all shares that are not previously vested under the Option Award will vest upon such termination.  If Mr. Zarrabian terminates the Agreement by voluntary resignation, or if the Company terminates the Agreement for cause, the un-vested portion of the Option Award will be forfeited.  Mr. Zarrabian will be subject to customary post-termination restrictive covenants in favor of the Company including confidentiality, non-competition and non-solicitation covenants.

The foregoing is a summary of the material terms of the Agreement and does not purport to be complete.  A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Since October 2016, Mr. Zarrabian, 65, has served as an advisor to Redline Capital Partners, S.A., a Luxemburg based biotechnology and pharmaceuticals-focused investment firm. From October 2013 to August 2014, Mr. Zarrabian served as chairman of La Jolla Pharmaceutical Company (NASDAQ: LJPC), a biopharmaceutical company focused on innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening disease, where he also served as a board member beginning in 2012. From 2012 to 2013, Mr. Zarrabian served as president of the Protein Production Division of Intrexon Corporation (NYSE: XON), a synthetic biology company. From 2010 to 2012, Mr. Zarrabian served as chief executive officer, president and member of the board of Cyntellect, Inc., a stem cell processing and visualization instrumentation company. Mr. Zarrabian’s scientific and business executive knowledge and experience qualify him to serve on the Company’s Board.

There are no family relationships between Mr. Zarrabian and any other executive officers or directors of the Company. Mr. Zarrabian was not appointed Interim Chief Executive Officer pursuant to any arrangement or understanding with any other person and does not have any reportable transactions under Item 404(a) of Regulation S-K.

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Mr. Bacha, 49, has served as the Chief Executive Officer and President of the Company since January 2013, and director of the Company since February 11, 2013. Prior to his service with the Company, Mr. Bacha served as the Chief Executive Officer and President of Del Mar Pharmaceuticals (BC) Ltd. from April 2010 until its acquisition by the Company in January 2013. From July 2006 to August 2009, Mr. Bacha was Executive Vice President Corporate Affairs and Chief Operating Officer at Clera, Inc. From March 2005 to July 2006 Mr. Bacha was Consultant and held various positions at Clera Inc., Urigen Holdings Inc. and XBiotech, Inc. From July 2002 to February 2005, Mr. Bacha served as President and CEO of Inimex Pharmaceuticals, a venture backed company focused on the development of novel treatments to combat infection. Mr. Bacha holds an MBA from the Goizueta Business School at Emory University and a degree in BioPhysics from the University of California, San Diego. Mr. Bacha’s experience as one of the Company’s founders and Chief Executive Officer qualifies him to serve on the Company’s Board.

There are no family relationships between Mr. Bacha and any other executive officers or directors of the Company. Mr. Bacha was not appointed Chief Operating Officer pursuant to any arrangement or understanding with any other person and does not have any reportable transactions under Item 404(a) of Regulation S-K.

Also on November 3, 2017, the Company entered into Indemnification Agreements with each of its directors and executive officers. The Indemnification Agreements, subject to limitations contained therein, will obligate the Company to indemnify the directors and officers to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any threatened, pending or completed action, suit, claim, investigation, inquiry, administrative hearing, arbitration or other proceeding arising out of their services as a director or executive officer. Subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee, and the repayment to the Company of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by the Company. The Indemnification Agreement also creates certain rights in favor of the Company, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the certificate of incorporation or bylaws of the Company, any agreement, or otherwise.

The foregoing is a summary of the material terms of the Indemnification Agreement and does not purport to be complete. A copy of the Form of Indemnification Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.08.	Shareholder Director Nominations.

The Board has established February 8, 2018 as the date of the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). Accordingly, if a stockholder intends to nominate a candidate for election to the Board or to propose other business for consideration at the 2018 Annual Meeting to be included in the Company’s proxy statement relating to the 2018 Annual Meeting (including a proposal made pursuant to Rule 14a−8 promulgated under the Securities Exchange Act of 1934, as amended) such notice must be received by the Company at its principal executive offices no later than the close of business on November 30, 2017, which the Company has determined to be a reasonable time before it expects to begin to distribute its proxy materials prior to the 2018 Annual Meeting. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2018 Annual Meeting.

Item 9.01	Exhibits.

10.1	Agreement, effective as of November 3, 2017 between the Company and Mr. Zarrabian

10.2	Form of Indemnification Agreement

99.1	Press Release, dated November 7, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Date: November 8, 2017	By:	/s/ Saiid Zarrabian
		Name:	Saiid Zarrabian
		Title:	Interim Chief Executive Officer

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Exhibit Index

10.1	Agreement, effective as of November 3, 2017 between the Company and Mr. Zarrabian

10.2	Form of Indemnification Agreement

99.1	Press Release, dated November 7, 2017

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